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                                                                     Exhibit 5.2

INTERNAL REVENUE SERVICE                            DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
31 HOPKINS PLAZA
BALTIMORE, MD  21201-0000
                                           Employer Identification Number:
Date:  FEB 18, 1995                                 22-1903313
                                           File folder Number:
UJB FINANCIAL CORP.                                 521033348
C/O ALAN J. LASKA, ESQ.                    Person to Contact:
KELLEY DRYE & WARREN                                WAYNE LASHER
101 PARK AVENUE                            Contact Telephone Number:
NEW YORK, NY  10178                                 (202) 874-1535
                                           Plan Name:
                                             UJB FINANCIAL CORP. SAVINGS
                                             INCENTIVE PLAN
                                           Plan Number:  002


Dear Applicant:

         We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

         Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

         The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

         This plan satisfies the nondiscrimination in amount requirement of section 1.401 (a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

         This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

         This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

         This plan qualifies for Extended Reliance described in the last paragraph of Publication 794 under the caption "Limitations of a Favorable Determination Letter".




                                                              Letter 835 (DO/CG)
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                                      -2-

UJB FINANCIAL CORP.


         The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

         We have sent a copy of this letter to your representative as indicated in the power of attorney.

         If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                                     Sincerely yours,

                                                     /s/ Paul M. Harrington

                                                     District Director


Enclosures:
Publication 794
Reporting & Disclosure Guide
   for Employee Benefit Plans
Addendum








                                                              Letter 835 (DO/CG)


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                                      -3-


UJB FINANCIAL CORP.

         This determination is subject to your adoption of the proposed amendments submitted in your or your representative's letters dated JUNE 24, 1994 and JAN. 31, 1995. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).


                                                              Letter 835 (DO/CG)